Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3 (Registration Nos. 333-153011 and 333-153011-01 through 333-153011-12) of VeraSun Energy Corporation and the additional registrants identified in the Registration Statement of our reports dated March 11, 2008 relating to our audits of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in the Annual Report on Form 10-K of VeraSun Energy Corporation for the year ended December 31, 2007.

In addition, we consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3 (Registration Nos. 333-153011 and 333-153011-01 through 333-153011-12) of VeraSun Energy Corporation and the additional registrants identified in the Registration Statement of our reports dated March 14, 2008 relating to our audits of US BioEnergy Corporation’s consolidated financial statements and internal control over financial reporting, which appear in the Current Report on Form 8-K/A of VeraSun Energy Corporation filed on April 11, 2008.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Sioux Falls, South Dakota

August 22, 2008